EXHIBIT 4.20

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT



                          Dated as of __________, 199__



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

                             CROSS-REFERENCE TABLE*


           Section of                                        Section of
       Trust Indenture Act                                    Guarantee
       of 1939, as amended                                    Agreement
       -------------------                                   -----------

         310(a)..............................................4.1(a)
         310(b)..............................................4.1(c)
         310(c)..............................................Inapplicable
         311(a)..............................................2.2(b)
         311(b)..............................................2.2(b)
         311(c)..............................................Inapplicable
         312(a)..............................................2.2(a)
         312(b)..............................................2.2(b)
         313   ..............................................2.3
         314(a)..............................................2.4
         314(b)..............................................Inapplicable
         314(c)..............................................2.5
         314(d)..............................................Inapplicable
         314(e)..............................................2.4
         314(f)..............................................Inapplicable
         315(a)..............................................3.1(d)
         315(b)..............................................2.7
         315(c)..............................................3.1(c)
         315(d)..............................................3.1(d)
         315(e)..............................................2.12
         316(a)..............................................5.4(a), 2.6
         316(b)..............................................2.9
         316(c)..............................................3.1
         317(a)..............................................2.10, 2.11
         317(b)..............................................3.1(e)
         318(a)..............................................2.1
         318(b)..............................................Inapplicable
         318(c)..............................................2.1

------------

*        This Cross-Reference Table does not constitute part of the Guarantee
         Agreement and shall not affect the interpretation of any of its terms or provisions.

                    PREFERRED SECURITIES GUARANTEE AGREEMENT
                    ----------------------------------------

         THIS PREFERRED SECURITIES GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of __________, 199_, is executed and delivered by PROVIDIAN FINANCIAL CORPORATION, a Delaware corporation (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Providian Financing __________, a Delaware statutory business trust (the "Trust Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of __________, 199_, among the administrators of the Trust Issuer named therein, the Guarantor, as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust Issuer, the Trust Issuer is issuing on the date hereof $____ aggregate stated Liquidation Amount of Preferred Securities designated the ______% Trust Originated Preferred Securities (the "Preferred Securities");

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee Agreement") with substantially identical terms to this Guarantee Agreement for the benefit of the holders of the Common Securities (as defined herein) except that if a Guarantee Event of Default (as defined herein), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of the Holders to receive Guarantee Payments under this Guarantee Agreement.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

         1.1 DEFINITIONS AND INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

         (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.1 or, if not defined in this Guarantee Agreement, then in the Declaration;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and

         (f)  a reference to the singular includes the plural and vice versa.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust Issuer.

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Guarantee Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities if and to the extent that, in each case, the Issuer of the Subordinated Notes has made a payment to the Property Trustee of interest and/or principal on the Subordinated Notes, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), if and to the extent that, in each case, the Issuer of the Subordinated Notes has made a payment to the Property Trustee of interest and/or principal on the Subordinated Notes, with respect to any Preferred Securities called for redemption by the Trust Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust Issuer (other than in connection with the distribution of Subordinated Notes to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, and (b) the amount of assets of the Trust Issuer remaining available for distribution to Holders in liquidation of the Trust Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders to receive Guarantee Payments.

         "Holder" shall mean any registered owner of any Preferred Security, as shown on the Register; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities have voted or given any request, notice, consent or waiver hereunder, Preferred Securities which are owned by the Guarantor, the Trust Issuer or any other obligor on the Preferred Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Sponsor, the Trust Issuer or any other obligor on the Preferred Securities shall be disregarded.

         "Indemnified Person" means the Preferred Guarantee Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

         "Indenture" means the Subordinated Indenture dated as of __________, 199_, as supplemented by the First Supplemental Indenture dated as of __________, 199_, each being between the Subordinated Note Issuer and The Bank of New York, as trustee, as such Indenture may be further amended, supplemented or modified in accordance with the provisions thereof.

         "Liquidation Amount" has the meaning set forth in the Declaration.

         "Liquidation Distribution" has the meaning set forth in the definition of Guarantee Payment.

         "Majority in Liquidation Amount of Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of outstanding Preferred Securities, voting separately as a class, where the aggregate Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities voted by such Holders represents more than 50% of the above stated Liquidation Amount of all Preferred Securities.


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

         "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

         (a) a statement that the officer signing the Certificate has read the covenant or condition and the definition relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation on which the statements or opinions contained in such Certificate are based;

         (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated organization, or a government or any agency, authority or political subdivision thereof.

         "Preferred Guarantee Trustee" means The Bank of New York until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Preferred Guarantee Trustee as may have been so appointed from time to time.

         "Redemption Price" has the meaning set forth in the definition of Guarantee Payments.

         "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any vice president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Corporate Trust Department of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1 and which has been appointed as such under Section 4.2.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended as of the date of this Guarantee Agreement.

         "25% in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, Holder(s) of Preferred Securities a vote by Holder(s) of Preferred Securities, voting separately as a class, and the aggregate Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities voted by such Holders represents more than 25% of the above stated Liquidation Amount of all Preferred Securities.

                                    ARTICLE 2

                               TRUST INDENTURE ACT

         2.1  TRUST INDENTURE ACT; APPLICATION.

         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; provided, however, that any provisions of the Trust Indenture Act which may in accordance therewith be excluded are hereby excluded from the provisions hereof; and

         (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control;

         2.2  LISTS OF HOLDERS OF SECURITIES.

         (a) The Guarantor will furnish or cause to be furnished to the Preferred Guarantee Trustee, not less than 45 days nor more than 60 days after each (Month and day) that is a Distribution payment date under the Declaration, but in no event less frequently than semiannually, and at such other times as the Preferred Guarantee Trustee may request in writing, within 30 days after receipt by the Guarantor of any such request, a list in such form as the Preferred Guarantee Trustee may reasonably require containing all the information in the possession or control of the Guarantor, as to the names and addresses of the Holders, obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished and need not include information received after such date.

         (b) The Preferred Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

         2.3 REPORTS BY THE PREFERRED GUARANTEE TRUSTEE. Within 60 days after May 15 of each year commencing May 15, 1999, the Preferred Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act, in each case in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         2.4 PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE. The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information (if any), and the compliance certificate, required by Section 314(a) and Section 314(e) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a) of the Trust Indenture Act.

         2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

         2.6 GUARANTEE EVENTS OF DEFAULT: WAIVER. The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

         2.7  GUARANTEE EVENT OF DEFAULT; NOTICE.

         (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Guarantee Events of Default known to the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the

Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Guarantee Event of Default.

         2.8 CONFLICTING INTERESTS. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         2.9 LIMITATION ON SUITS BY HOLDERS. No Holder shall have any right by virtue or by availing of any provision of this Guarantee Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Guarantee Agreement or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Guarantee Trustee written notice of a continuing Guarantee Event of Default, as hereinbefore provided, and unless also the Holders of not less than 25% in Liquidation Amount of the Preferred Securities shall have made written request upon the Guarantee Trustee to institute such action, suit or proceeding in its own name as Guarantee Trustee hereunder and shall have offered to the Guarantee Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby (including the reasonable fees of counsel for the Guarantee Trustee), and the Guarantee Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to this Section 2.9; it being understood and intended, and being expressly covenanted by the taker and every Holder with every other taker and Holder and the Guarantee Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Guarantee Agreement to affect, disturb or prejudice the rights of any other Holders, or to obtain or seek to obtain priority over or preference to any other Holder, or to enforce any right under this Guarantee Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section 2.9, each and every Holder and the Guarantee Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provisions in this Guarantee Agreement, the right of any Holder to receive payment of the Guaranteed Payments when due, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         2.10 COVENANT OF GUARANTOR TO PAY TO GUARANTEE TRUSTEE WHOLE AMOUNT DUE ON DEFAULT IN GUARANTEE PAYMENTS. The Guarantor covenants that in case default shall be made in the payment of any Guarantee Payment as and when the same shall become due and payable and which payment has not been extended in accordance with the provisions of this Guarantee, and such default shall have continued for a period of 90 days or upon demand of the Preferred Guarantee Trustee, the Guarantor will pay to the Preferred Guarantee Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expense of collection, including a reasonable compensation to the Preferred Guarantee Trustee, its agents and counsel, and any expenses or liabilities incurred, and all advances made, by the Preferred Guarantee Trustee hereunder other than through its negligence or bad faith.

         In case the Guarantor shall fail forthwith to pay such amounts upon such demand, the Guarantee Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Guarantor or any other obligor upon such Preferred Guarantees, and collect in the manner provided by law out of the property of the Guarantor or any other such obligor wherever situated the moneys adjudged or decreed to be payable.

         If a Guarantee Event of Default with respect to the Preferred Guarantees occurs and is continuing, the Guarantee Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Preferred Guarantee Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Guarantee Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         2.11 PREFERRED GUARANTEE TRUSTEE MAY FILE PROOFS OF CLAIM. Upon the occurrence of a Guarantee Event of Default, the Preferred Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

         2.12 REQUIREMENT OF AN UNDERTAKING TO PAY COSTS IN CERTAIN SUITS UNDER THE GUARANTEE AGREEMENT. All parties to this Guarantee Agreement agree, and each Holder by such Holder's acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Guarantee Agreement, or in any suit against the Preferred Guarantee Trustee for any action taken or omitted by it as trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 2.12 shall not apply to any suit instituted by the Preferred Guarantee Trustee, to any suit instituted by any Holder, or group of such Holders, holding in the aggregate more than 10% of the Liquidation Amount of the Preferred Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Guarantee Payments, on or after the due date expressed in the Preferred Security.

                                    ARTICLE 3

                          POWERS, DUTIES AND RIGHTS OF
                           PREFERRED GUARANTEE TRUSTEE

         3.1  POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE.

         (a) This Guarantee Agreement shall be held by the Preferred Guarantee Trustee for the benefit of the Holders, and the Preferred Guarantee Trustee shall not transfer this Guarantee Agreement except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b) If a Guarantee Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Preferred Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Preferred Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all Guarantee Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred
                  Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Preferred Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

                  (ii) the Preferred Guaranty Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) The Preferred Guarantee Trustee may authorize one or more Paying Agents to pay Guarantee Payments and any such Paying Agent shall comply with
Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Preferred Guarantee Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Preferred Guarantee Trustee.

         3.2  CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE.

         (a)  Subject to the provisions of Section 3.1:

                  (i) The Preferred Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by a Direction or an Officer's Certificate.

                  (iii) Whenever, in the administration of this Guarantee Agreement, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which shall be promptly delivered by the Guarantor upon receipt of such request.

                  (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                  (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                  (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Subordinated Note, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Guarantee Agreement the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

         (c) This Guarantee Agreement and all moneys received by the Preferred Guarantee Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of the Preferred Guarantee Trustee or its agents or creditors.

         3.3 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE. The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.

                                    ARTICLE 4

                           PREFERRED GUARANTEE TRUSTEE

         4.1  PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY.

         (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                  (i)  not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1 (a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

         4.2 APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED GUARANTEE
TRUSTEE.

         (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during a Guarantee Event of Default.

         (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

         (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

         (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

                                    ARTICLE 5

                                    GUARANTEE

         5.1 GUARANTEE. The Guarantor unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust Issuer may have or assert (other than a defense of prior payment). The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust Issuer to pay such amounts to the Holders.

         5.2 UNCONDITIONAL NATURE OF OBLIGATIONS. The obligations of the Guarantor under this Guarantee Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire Liquidation Amount of all outstanding Preferred Securities shall have been paid, and such obligation shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

         (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Trust Issuer under the Preferred Securities;

         (b) the failure to give notice to the Guarantor of the occurrence of a default under the Preferred Securities;

         (c) the waiver, compromise or release of the payment, performance or observance by the Trust Issuer of any or all of the obligations, covenants or agreements contained, in the Preferred Securities;

         (d) the extension of the time for payment of the Liquidation Amount of any Preferred Securities or of the time for performance of any other obligations, covenants or agreements under or arising out of the Preferred Securities;

         (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Preferred Securities;

         (f) any failure, omission, delay or lack of diligence on the part of any Holder to enforce, assert or exercise any right, privilege, power or remedy conferred on it in or in connection with the Preferred Securities;

         (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Trust Issuer or any of its assets, or any allegation or contest of the validity of the Preferred Securities in any such proceeding;

         (h) any defense based upon any legal disability of the Trust Issuer or, to the extent permitted by law, any release, discharge, reduction or limitation of or with respect of any sums owing by the Trust Issuer or any other liability of the Trust Issuer to any Holder;

         (i) to the extent permitted by law, the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee Agreement,

         (j) the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guarantee Agreement; or

         (k) the invalidity of, or defect or deficiency in, the Preferred Securities or any defense which the Trust Issuer may have against any Holder.

         If any payment by the Trust Issuer to any Holder is rescinded or must be returned by such Holder, the obligations of the Guarantor hereunder shall be reinstated with respect of such payment.

         No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee Agreement.

         The Guarantor assumes responsibility for being and remaining informed of the financial condition of the Trust Issuer and of all other circumstances bearing upon the risk of nonpayment of amounts owing under the Preferred Securities which diligent inquiry would reveal and agrees that no Holder shall have any duty to advise he Guarantor of information known to it regarding such condition or any such circumstances.

         5.3 PROCEEDINGS AGAINST THE GUARANTOR. In the event of Guarantee Event of Default, the Preferred Guarantee Trust, on behalf of the Holders, shall have the right to proceed first and directly against the Guarantor under this Guarantee Agreement without proceeding against the Trust Issuer or exhausting any other remedies which it may have and without resorting to any other security held by it.

         5.4 RIGHTS OF HOLDERS. The Guarantor and the Preferred Guarantee Trustee expressly acknowledge and agree as follows: (i) this Guarantee Agreement will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the Holders; (ii) the Preferred Guarantee Trustee shall have the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority in Liquidation Amount of the Preferred Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement including the giving of directions to the Preferred Guarantee Trustee, or exercising any trust or other power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement and (iv) if the Preferred Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder of Preferred Securities may, after a period of 90 days has elapsed from such Holder's written request to the Preferred Guarantee Trustee to enforce this Guarantee Agreement, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Trust Issuer, the Preferred Guarantee Trustee, or any other Person.

         5.5 GUARANTEE OF PAYMENT. This Guarantee Agreement creates a guarantee of payment and not of collection.

         5.6 SUBROGATION. The Guarantor shall be subrogated to all rights (if any) of the Holders against the Trust Issuer in respect of any amounts paid to such Holders by the Guarantor pursuant to the provisions hereof; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the Distributions due on all Preferred Securities shall have been paid in full.

         5.7 INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust Issuer, and that the Guarantor shall be liable hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (k), inclusive, of Section
5.2 hereof.

                                    ARTICLE 6

                           LIMITATION OF TRANSACTIONS;
                       SUBORDINATION; CORPORATE EXISTENCE

         6.1 LIMITATION OF TRANSACTIONS. So long as any Preferred Securities remain outstanding, if there shall have occurred a Guarantee Event of Default or an Event of Default, then (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make any distribution with respect to, any of its capital stock and
(b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Subordinated Notes; provided, that, the foregoing restrictions in this Section 6.1 shall not apply to any (a) stock dividends paid by the Guarantor, or any of its subsidiaries, where the dividend stock is the same stock as that on which the dividend is being paid, (b) dividends or distributions in shares of, or options, warrants or rights to subscriber for or purchase shares of, common stock of the Guarantor,
(c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) payments under the Guarantee Agreement, (e) as a result of a reclassification of the Guarantor's capital stock solely into shares of one or more classes or series of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock, (f) purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (g) purchases of the Guarantor's common stock in connection with the satisfaction by the Guarantor of its obligations (including purchases related to the issuance of such common stock or rights) under any of the Guarantor's benefit plans for its and its subsidiaries' directors, officers or employees or any of the Guarantor's dividend reinvestment plans.

         6.2 RANKING. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

         6.3 CORPORATE EXISTENCE. The Guarantor covenants that so long as any of the Preferred Guarantees are outstanding, it will maintain its existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided that the Guarantor may, without violating the covenants in this Section 6.2 contained, consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, if the surviving, resulting or transferee entity, as the case may be, (i) shall be organized and existing under the laws of one of the States of the United States of America, (ii) assumes, if such entity is not the Guarantor, all of the obligations of the Guarantor hereunder and (iii) is not, after such transaction, otherwise in default under any provisions hereof.

                                    ARTICLE 7

                                   TERMINATION

         7.1 TERMINATION. This Guarantee Agreement shall terminate upon (i) full payment of all Distributions due with respect to the Preferred Securities or the Redemption Price of all Securities, (ii) upon the distribution of the Subordinated Notes to the Holders or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Guarantee Agreement.

                                    ARTICLE 8

            COMPENSATION AND EXPENSES OF PREFERRED GUARANTEE TRUSTEE

         The Guarantor agrees to pay to the Preferred Guarantee Trustee from time to time such compensation as the parties shall agree from time to time (which shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust), and the Guarantor will pay or reimburse the Preferred Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Preferred Guarantee Trustee incurred or made by the Preferred Guarantee Trustee in accordance with the acceptance and administration of its duties under this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor also agrees to indemnify the Preferred Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Preferred Guarantee Trustee and arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Guarantor under this Section to compensate the Preferred Guarantee Trustee, to pay or reimburse the Preferred Guarantee Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Preferred Guarantee Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Preferred Securities upon all property and funds held or collected by the Preferred Guarantee Trustee as such, except funds held in trust for the payment of principal of or interest or redemption premium on particular Preferred Securities.

                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1  EXCULPATION.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to the Holders might properly be paid.

         9.2  INDEMNIFICATION.

         (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

         10.2 AMENDMENTS. Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may be amended only with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

         10.3 NOTICES. All notices provided for in this Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be sent by facsimile transmission or hand delivered or sent by overnight courier, addressed to the relevant party as follows:

         (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders):

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, NY 10286

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                  Providian Financial Corporation
                  201 Mission Street
                  San Francisco, California 94105
                  Fax No.: 415-278-6046

         (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Trust Issuer.

         For all purposes of this Guarantee Agreement, a notice or communication will be deemed effective:

                  (i) if delivered by hand or sent by overnight courier, on the day it is delivered unless (i) that day is not a Business Day in the city specified (a "Local Business Day") in the address for notice provided by the recipient or (ii) if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day or

         (d) if sent by facsimile transmission, on the date transmitted, unless the date of transmission is not a Local Business Day, in which case, on the next succeeding Local Business Day, provided that oral or written confirmation of receipt is obtained by the sender.

         10.4 BENEFIT. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

         10.5 GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                           PROVIDIAN FINANCIAL CORPORATION


                                           By
                                             ----------------------------------

                                           Title
                                                 ------------------------------


                                           THE BANK OF NEW YORK
                                           as Preferred Guarantee Trustee


                                           By
                                             ----------------------------------

                                           Title
                                                -------------------------------